EXHIBIT 99.2

DONEGAL MUTUAL INSURANCE COMPANY ANNOUNCES

DONALD H. NIKOLAUS RETURNS FROM MEDICAL LEAVE OF ABSENCE

Jeffrey D. Miller

Executive Vice President and Chief Financial Officer

Phone:	(717) 426-1931
Fax:	(717) 426-7009
E-mail:	jeffmiller@donegalgroup.com

For Immediate Release

MARIETTA, Pennsylvania, July 17, 2015 – Donegal Mutual Insurance Company (“DMIC”), the holder of majority voting control of Donegal Group Inc. (“DGI”) (NASDAQ: DGICA and DGICB), announced today that Donald H. Nikolaus had resumed his service as Chief Executive Officer of DMIC. Mr. Nikolaus had taken a temporary medical leave of absence as Chief Executive Officer of DMIC commencing in October 2014. During his temporary medical leave of absence, Mr. Nikolaus continued to serve as President of DMIC.

About the Donegal Insurance Group

Donegal Mutual Insurance Company and Donegal Group Inc. conduct business together as the Donegal Insurance Group. The Donegal Insurance Group and its insurance subsidiaries offer personal and commercial property and casualty lines of insurance in 21 Mid-Atlantic, Midwestern, New England and Southern states. The Donegal Insurance Group has an A.M. Best rating of A (Excellent). Donegal Mutual Insurance Company and DGI together own Donegal Financial Services Corporation, a grandfathered unitary savings and loan holding company that owns Union Community Bank, a state savings bank.